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                                                                     Exhibit 3.1

                                                       AS AMENDED MARCH 21, 2001

                                    BY-LAWS

                                       OF

                    INSURANCE AUTO AUCTIONS (ILLINOIS), INC.



                                   ARTICLE 1

                           OFFICES; REGISTERED AGENT

                  ss. 1.1 REGISTERED OFFICE AND AGENT. The corporation shall maintain in the State of Illinois a registered office and a registered agent whose business office is the registered office.

                  ss. 1.2 PRINCIPAL BUSINESS OFFICE. The corporation shall have its principal business office at such location within or without the State of Illinois as the board of directors may from time to time determine.


                                    ARTICLE 2

                                  SHAREHOLDERS

                  ss. 2.1 ANNUAL MEETING. The annual meeting of the shareholders shall be held for the purpose of electing directors and for the transaction of such other business as may come before the meeting on the third Wednesday of June each year, or, if this date in any year shall be a legal holiday, then the meeting shall be held on the next succeeding business day; provided, however, that the board of directors may, by resolution adopted before notice of the meeting is given to the shareholders, fix a different date and/or time for holding any annual meeting.

                  ss. 2.2 SPECIAL MEETINGS. Special meetings of the shareholders may be called by the president, by the board of directors or by the holders of not less than one-fifth of all the outstanding shares of the corporation entitled to vote on the matter for which the meeting is called.

                  ss. 2.3 PLACE OF MEETING. The board of directors may designate any place, either within or without the State of Illinois, as the place for any annual meeting or for any special meeting called by the board of directors, but if no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal business office of the corporation; provided, however, that for any meeting of the shareholders for which a waiver of notice designating a place is signed by all of the shareholders, then that shall be the place for the holding of such meeting.


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                  ss. 2.4 NOTICE OF MEETINGS. Written notice stating the place, date and hour of the meeting of the shareholders and, in the case of a special meeting, the purpose or purposes for which the meeting is called either shall be delivered personally or mailed to each shareholder of record entitled to vote at the meeting, not less than 10 nor more than 60 days before the date of the meeting, or, in the case of a meeting called for the purpose of acting upon a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets, not less than 20 nor more than 60 days before the meeting, by or at the direction of the president, the secretary, or other persons calling the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the shareholder at his or her address as it appears on the records of the corporation, with postage thereon prepaid.

                  ss. 2.5 WAIVER OF NOTICE. A waiver of notice in writing signed by a shareholder entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to giving notice to such shareholder. Attendance at any meeting shall constitute waiver of notice thereof unless the person so attending objects to the holding of the meeting because proper notice was not given.

                  ss. 2.6 FIXING OF RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of the shareholders or to receive payment of any dividend or other distribution or allotment of any rights, or in order to make a determination of shareholders for any other proper purpose, the board of directors may fix in advance a record date for any such determination of shareholders, which shall be not more than 60 days and, for a meeting of shareholders, not less than 10 days, or in the case of a meeting called for the purpose of acting upon a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets, not less than 20 days, before the date of the event for which the determination is required. If no record date is fixed as aforesaid, the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be the date on which notice of the meeting is mailed and the record date for the determination of shareholders for any other purpose shall be the date on which the board of directors adopts resolution(s) relating thereto. A determination of shareholders entitled to vote at any meeting of the shareholders shall apply to any adjournment of the meeting.

                  ss. 2.7 VOTING LISTS. The officer or agent having charge of the share transfer books of the corporation shall make, within 20 days after the record date for a meeting of shareholders or 10 days before such meeting, whichever is earlier, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, showing the address of and the number of shares held by each, which list shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder, and to copying at the shareholder's expense, at any time during usual business hours for a period of 10 days prior to each meeting of the shareholders. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder during the whole time of the meeting. The original share ledger or transfer books, or a duplicate thereof kept in the State of Illinois, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer books or to vote at any meeting of the shareholders.
                  ss. 2.8 QUORUM AND VOTE REQUIRED FOR ACTION. The holders of outstanding shares having a majority of the total votes which all of the outstanding shares of the



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corporation would be entitled to cast on a matter at the meeting, present in person or by proxy, shall constitute a quorum for consideration of such matter at any meeting of the shareholders; provided that if a quorum is not present at said meeting, then the holders who are present in person or by proxy may by majority vote adjourn the meeting from time to time without further notice. If a quorum is present at any meeting of the shareholders, the affirmative vote of the majority of the votes entitled to be cast on a matter by holders of shares who are present in person or by proxy shall be the act of the shareholders, unless the Illinois Business Corporation Act of 1983 as amended or the articles of incorporation of the corporation require a different number of votes. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting. Withdrawal of shareholders from any meeting shall not cause failure of a duly constituted quorum at that meeting.

                  ss. 2.9 PROXIES. Each shareholder entitled to vote at a meeting of the shareholders may appoint a proxy to vote or otherwise act for him or her by delivering a valid appointment form to the person so appointed or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person or persons to receive the transmission. A shareholder may make such an appointment by signing an appointment form, by transmission of a telegram, cablegram or other electronic transmission (provided that such transmission either sets forth or is submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the shareholder), or any other means permitted under the Illinois Business Corporation Act of 1983, as amended. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy.

                  ss. 2.10 VOTING OF SHARES. Each outstanding Common Share, regardless of class and subject to the terms of any series of Preferred Shares, shall be entitled to one vote upon each matter submitted to a vote of the shareholders.

                  ss. 2.11   VOTING OF SHARES BY CERTAIN HOLDERS.

                  (a) Shares registered in the name of another corporation, domestic or foreign, may be voted by any officer, agent, proxy or other legal representative authorized to vote such shares under the law of incorporation of such corporation. The corporation may treat the president or other person holding the position of chief executive officer of such other corporation as authorized to vote such shares, together with any other person indicated and any other holder of an office indicated by the corporate shareholder to the corporation as a person or an office authorized to vote such shares. Such persons and offices indicated shall be registered by the corporation on the transfer books for shares and included in any voting list prepared in accordance with these by-laws.

                  (b) Shares registered in the name of a deceased person, a minor ward or a person under legal disability may be voted by his or her administrator, executor or court appointed guardian, either in person or by proxy without a transfer of such shares into the name of such administrator, executor or court appointed guardian. Shares registered in the name of a trustee may be voted by him or her, either in person or by proxy.




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                  (c) Shares registered in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his or her name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

                  (d) A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

                  (e) Shares of the corporation belonging to the corporation shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares entitled to vote at any given time, but shares of the corporation held by the corporation in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares entitled to vote at any given time.

                  ss. 2.12 INSPECTORS. At any meeting of the shareholders, the presiding officer may, or upon the request of any shareholder shall, appoint one or more persons as inspectors for such meeting. Such inspectors shall ascertain and report the number of shares represented at the meeting, based upon their determination of the validity and effect of proxies; count all votes and report the results; and do such other acts as are proper to conduct the election and voting with impartiality and fairness to all the shareholders. Each report of an inspector shall be in writing and signed by him or her or a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

                  ss. 2.13 VOTING BY BALLOT. Voting on any question shall be by ballot when so requested by any shareholder or directed by the presiding officer.


                                   ARTICLE 3

                                   DIRECTORS

                  ss. 3.1 GENERAL POWERS. The business and affairs of the corporation shall be managed by or under the direction of the board of directors.

                  ss. 3.2 NUMBER, TENURE AND QUALIFICATIONS. The number of directors of the corporation shall range between five and nine. The term of office of each director shall be until the next annual election of the shareholders or until his or her successor shall have been elected and qualified. Directors need not be residents of the State of Illinois or shareholders of the corporation.

                  ss. 3.3 REGULAR MEETINGS. A regular meeting of the board of directors shall be held, without other notice than this by-law, immediately after, and at the same place as,



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the annual meeting of the shareholders. The board of directors may provide, by resolution, the time and place, either within or without the State of Illinois, for the holding of additional regular meetings without other notice than such resolution.

                  ss. 3.4 SPECIAL MEETINGS. Special meetings of the board of directors may be called by or at the request of the president or any two directors. The person or persons authorized to call special meetings of the board of directors may fix any place, either within or without the State of Illinois, as the place for holding any special meeting of the board of directors called by them.

                  ss. 3.5 NOTICE AND WAIVER. Notice of any special meeting shall be given at least 2 days prior thereto by written notice to each director at his or her business address or such other address as he or she may have advised the secretary of the corporation to use for such purpose. If delivered, such notice shall be deemed to be given when delivered. If mailed, such notice shall be deemed to be given two business days after deposit in the United States mail so addressed, with postage thereon prepaid, and if given by telegraph such notice shall be deemed to be given the next business day following the day the telegram is given to the telegraph company. A waiver of notice in writing signed by the director entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance at any meeting shall constitute waiver of notice thereof unless the person attends the meeting for the express purpose of objecting to the transacting of business at the meeting because proper notice was not given. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

                  ss. 3.6 QUORUM. A majority of the number of directors in office at a given time shall constitute a quorum for the transaction of business at any meeting of the board of directors, unless a greater number is specified by the articles of incorporation of the corporation or these by-laws; provided, that if a quorum is not present, then a majority of the directors present at said meeting may adjourn the meeting from time to time without further notice than announcement at the meeting.

                  ss. 3.7 MANNER OF ACTING. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors unless the act of a greater number is required by the articles of incorporation of the corporation or these by-laws.

                  ss. 3.8 ATTENDANCE BY CONFERENCE TELEPHONE. Members of the board of directors may participate in and act at any meeting of such board through use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such meeting by such means shall constitute attendance and presence in person at the meeting of the person or persons so participating for all purposes including fulfilling the requirements of sections 3.6 and 3.7.

                  ss. 3.9 VACANCIES. Any vacancy occurring in the board of directors, and any directorship to be filled by reason of an increase in the number of directors, may be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose;


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provided, however, that the board of directors may fill vacancies arising between meetings of shareholders for any reason, including vacancies due to an increase in the number of directors.

                  ss. 3.10 INFORMAL ACTION BY DIRECTORS. Any action required to be taken at a meeting of the board of directors, or any other action which may be taken at a meeting of the board of directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors. Any consent may be signed in counterparts with the same force and effect as if all directors had signed the same copy. All signed copies of any such written consent shall be delivered to the secretary to be filed in the corporate records. The action taken shall be effective when all the directors shall have signed the consent unless the consent specifies a different effective date. Any such consent signed by all of the directors shall have the same effect as a unanimous vote.

                  ss. 3.11 COMPENSATION. The board of directors, by the affirmative vote of a majority of directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise, and to authorize the payment of the directors' expenses, if any, of attendance at each meeting of the board in addition to such compensation.

                  ss. 3.12 PRESUMPTION OF ASSENT. A director who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered or certified mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

                  ss. 3.13 COMMITTEES. A majority of the directors may create one or more committees and appoint members of the board to serve on the committee or committees. Each committee shall have two or more members, who serve at the pleasure of the board of directors. Members of any committee of the board of directors may participate in and act at any meeting of such committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such meeting by such means shall constitute attendance and presence in person at the meeting of the person or persons so participating for all purposes. Unless in its appointment the board of directors decides otherwise, a majority of any committee shall constitute a quorum and a majority of a quorum shall be necessary for committee action. A committee may act by unanimous consent in writing without a meeting, and shall decide the time and place of its meetings and the notice therefor, unless the board of directors decides otherwise. To the extent specified by the board of directors, a committee may exercise the power of the board, subject to such limitations as may be provided by law.



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                                   ARTICLE 4

                                    OFFICERS

                  ss. 4.1 NUMBER, AUTHORITY AND DUTIES. The executive officers of the corporation shall be a president who shall be the chief executive officer, a chief operating officer, a chief financial officer, a chief accounting officer and a secretary. The corporation may also have one or more vice presidents, assistant secretaries and other officers as may be elected by the board of directors. Two or more offices may be held by the same person. All officers and agents of the corporation, as between themselves and the corporation, shall have such express authority and perform such duties in the management of the property and affairs of the corporation as is provided in these by-laws, or, to the extent not provided, as may be determined by resolution of the board of directors not inconsistent with these by-laws. All officers and agents of the corporation shall also have such implied authority as recognized by the common law from time to time.

                  ss. 4.2 ELECTION AND TERM OF OFFICE. The officers of the corporation shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Vacancies may be filled or new offices created and filled at any meeting of the board of directors. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified, until his or her death or resignation or until he or she shall have been removed in the manner hereinafter provided, whichever first occurs.

                  ss. 4.3 REMOVAL. Any officer may be removed by the board of directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election of an officer shall not of itself create contract rights.

                  ss. 4.4 PRESIDENT. The president shall be the chief executive officer of the corporation and, subject to the direction and control of the board of directors, he or she shall be in charge of the business of the corporation. In general, he or she shall discharge all duties incident to the chief executive office of the corporation and such other duties as may be prescribed by the board of directors from time to time. Without limiting the generality of the foregoing, the president shall see that the resolutions and directions of the board of directors are carried into effect except in those instances in which that responsibility is specifically assigned to some other person by the board of directors; he or she shall preside at all meetings of the shareholders; and, except in those instances in which the authority to execute is expressly delegated to another officer or agent of the corporation or a different mode of execution is expressly prescribed by the board of directors, he or she may execute for the corporation certificates for its shares (the issue of which shall have been authorized by the board of directors), and any contracts, deeds, mortgages, bonds or other instruments which the board of directors has authorized, and he or she may (without previous authorization by the board of directors) execute such contracts and other instruments as the conduct of the corporation's business in its ordinary course requires, and he or she may accomplish such execution in each case either individually or with the secretary, any assistant secretary, or any other officer



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thereunto authorized by the board of directors, according to the requirements of the form of the instrument. Also, the president may vote all securities which the corporation is entitled to vote except as and to the extent such authority shall be vested in a different officer or agent of the corporation by the board of directors.

                  ss. 4.4(a). THE CHIEF OPERATING OFFICER. The chief operating officer shall manage the day to day affairs of the corporation, and shall be the executive officer next in authority to the president. He shall assist the president in the management of the business of the corporation, and, in the absence or disability of the president he shall exercise the powers and perform the duties of the president or designate the executive officers of the corporation by whom such powers shall be exercised and duties performed; and he shall have such other powers and duties as the board of directors may from time to time prescribe.

                  ss. 4.5 THE VICE PRESIDENTS. The vice president (and, in the event that there is more than one vice president, each of the vice presidents) shall assist the president in the discharge of his or her duties as the president may direct and shall perform such other duties as from time to time may be assigned to him or her by the president or by the board of directors. In the absence of the president or in the event of his or her inability or refusal to act, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated by the board of directors, or by the president if the board of directors has not made such a designation, or in the absence of any designation, then in the order of seniority of tenure as vice president) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the corporation or a different mode of execution is expressly prescribed by the board of directors or these by-laws, the vice president (or each of them if there are more than one) may execute for the corporation certificates for its shares (the issue of which shall have been authorized by the board of directors), and any contracts, deeds, mortgages, bonds or other instruments which the board of directors has authorized, and he or she may (without previous authorization by the board of directors) execute such contracts and other instruments as the conduct of the corporation's business in its ordinary course requires, and he or she may accomplish such execution in each case either individually or with the secretary, any assistant secretary or any other officer thereunto authorized by the board of directors, according to the requirements of the form of the instrument.

                  ss. 4.6 THE CHIEF FINANCIAL OFFICER. The chief financial officer shall be the principal financial officer of the corporation and shall perform all of the duties incident to the office of chief financial officer and such other duties as from time to time may be assigned to him or her by the board of directors or the president. Without limiting the generality of the foregoing, he or she shall have charge and custody of all funds and securities of the corporation, and be responsible therefor and for the receipt and disbursement thereof. If required by the board of directors, the chief financial officer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the board of directors may determine.

                  ss. 4.6(a). THE CHIEF ACCOUNTING OFFICER. The chief accounting officer shall be the principal accounting officer of the corporation and shall perform all of the

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         duties incident to the office of chief accounting officer and such other duties as from time to time may be assigned to him or her by the board of directors or the president. Without limiting the generality of the foregoing, he or she shall have charge of and be responsible for the maintenance of adequate books of account for the corporation. If required by the board of directors, the chief accounting officer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the board of directors may determine.

                  ss. 4.7 THE SECRETARY. The secretary shall perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him or her by the board of directors or president. Without limiting the generality of the foregoing, he or she shall (a) record the minutes of the meetings of the shareholders and the board of directors and will record or keep the minutes of all committees in one or more books provided for that purpose and shall include in such books the actions by written consent of the shareholders and the board of directors; (b) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; (c) be the custodian of the corporate records and the seal of the corporation (if a seal has been authorized by the board of directors) and certify the by-laws, resolutions of the shareholders and board of directors and any committees of the board of directors and other documents of the corporation as being true and correct copies thereof; (d) keep a register of the post-office address of each shareholder which shall be furnished to the secretary by such shareholder; (e) sign with the president, or a vice president, or any other officer thereunto authorized by the board of directors, certificates for shares of the corporation, the issue of which shall have been authorized by the board of directors, and any contracts, deeds, mortgages, bonds or other instruments which the board of directors has authorized, and he or she may (without previous authorization by the board of directors) sign with such other officers as aforesaid such contracts and other instruments as the conduct of the corporation's business in its ordinary course requires, in each case according to the requirements of the form of the instrument, except when a different mode of execution is expressly prescribed by the board of directors or these by-laws; and (f) have general charge of the stock transfer books of the corporation.

                  ss. 4.8 ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. The assistant treasurers and assistant secretaries shall perform such duties as shall be assigned to them by the treasurer, in the case of assistant treasurers, or the secretary, in the case of assistant secretaries, or by the president or the board of directors in either case. Each assistant secretary may sign with the president, or a vice president, or any other officer thereunto authorized by the board of directors, certificates for shares of the corporation, the issue of which shall have been authorized by the board of directors, and any contracts, deeds, mortgages, bonds or other instruments which the board of directors has authorized, and may (without previous authorization by the board of directors) sign with such other officers as aforesaid such contracts and other instruments as the conduct of the corporation's business in its ordinary course requires, in each case according to the requirements of the form of the instrument, except when a different mode of execution is expressly prescribed by the board of directors. The assistant treasurers shall, if required by the board of directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the board of directors shall determine.





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                  ss. 4.9 COMPENSATION. The officers' compensation shall be
fixed from time to time by the board of directors, and no officer shall be prevented from receiving such compensation by reason of the fact that he or she is also a director of the corporation.


                                    ARTICLE 5

                                 INDEMNIFICATION

                  ss. 5.1 INDEMNIFICATION OF DIRECTORS AND OFFICERS. The corporation shall, to the fullest extent to which it is empowered to do so by the Illinois Business Corporation Act of 1983, as amended, or any other applicable laws as may from time to time be in effect, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was an employee or agent of the corporation, or is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation or, with respect to any criminal action or proceeding, that the person had reasonable cause to believe that his or her conduct was unlawful.

                  ss. 5.2 CONTRACT WITH THE CORPORATION. The provisions of this
Article 5 shall be deemed to be a contract between the corporation and each director or officer who serves in any such capacity at any time while this
Article is in effect, and any repeal or modification of this Article 5 shall not affect any rights or obligations hereunder with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.



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                  ss. 5.3 INDEMNIFICATION OF EMPLOYEES AND AGENTS. Persons who
are not covered by the foregoing provisions of this Article 5 and who are or were employees or agents of the corporation, or who are or were serving at the request of the corporation as employees or agents of another corporation, partnership, joint venture, trust or other enterprise, may be indemnified to the extent authorized at any time or from time to time by the board of directors; provided, however, that to the extent that such employee or agent has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding to which he or she was made a party by reason of the fact that he or she is or was an employee or agent acting in the above-described capacity, or in defense of any claim, issue or matter therein, the corporation shall indemnify such employee or agent against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

                  ss. 5.4 ADVANCEMENT OF EXPENSES. The corporation shall pay expenses incurred by any officer or director, and may pay expenses incurred by any employee or agent, in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation as authorized by these by-laws or by the Illinois Business Corporation Act of 1983 as amended.

                  ss. 5.5 OTHER RIGHTS OF INDEMNIFICATION. The indemnification or advancement of expenses provided or permitted by this Article 5 shall not be deemed exclusive of any other rights to which those indemnified may be entitled by law or otherwise, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.


                                    ARTICLE 6

                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

                  ss. 6.1 CONTRACTS. The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances; provided, however, that this Section 6.1 shall not be a limitation on the powers of office granted under Article 4 of these by-laws.

                  ss. 6.2 LOANS. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by the board of directors or a duly authorized committee thereof. Such authority may be general or confined to specific instances.

                  ss. 6.3 CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in




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such manner as shall from time to time be determined by the board of directors or by an officer or officers of the corporation designated by the board of directors to make such determination.

                  ss. 6.4 DEPOSITS. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as the board of directors or such officer or officers designated by the board of directors may select.

                                    ARTICLE 7

                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

                  ss. 7.1 CERTIFICATES FOR SHARES. Certificates representing shares of the corporation shall be signed by the president or a vice president and by the treasurer or an assistant treasurer or the secretary or an assistant secretary and, if the corporation has a corporate seal, may be sealed with such seal or a facsimile thereof. All certificates for shares shall be consecutively numbered or otherwise identified and shall state the name of the person to whom the shares represented thereby are issued, the number and class of shares, with designation of series, if any, the date of issue, the fact that the corporation is organized under Illinois law, and such other information or statement as may be required by law. The name and address of each shareholder, the number of shares held and the date on which the certificates for the shares were issued shall be entered on the stock transfer books of the corporation. The person in whose name shares are registered on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation.

                  ss. 7.2 TRANSFERS OF SHARES; LOST CERTIFICATES. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or other authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books, provided that the corporation or a transfer agent of the corporation shall not have received a notification of adverse interest and that the requirements of the new reference system of the Illinois Revised Statutes has been met. No new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost or destroyed certificate, or one so mutilated that it cannot be identified, a new one may be issued therefor upon such terms and indemnity to the corporation as the board of directors may prescribe.


                                    ARTICLE 8

                                   FISCAL YEAR

                  The fiscal year of the corporation shall be as fixed from time to time by resolution of the board of directors.



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                                    ARTICLE 9

                                    DIVIDENDS

                  The board of directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the articles of incorporation of the corporation.


                                   ARTICLE 10

                                      SEAL

                  The board of directors may provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the corporation and the words "Corporate Seal, Illinois." The corporate seal may be used by causing it or a facsimile thereof to be impressed, affixed or in any manner reproduced.


                                   ARTICLE 11

                                   AMENDMENTS

                  These by-laws may be altered, amended or repealed and new by-laws may be adopted by the board of directors of the corporation or by the shareholders of the corporation entitled to vote thereon, provided that no by-law adopted by the shareholders may be altered, amended or repealed by the board of directors.





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